                                                                    Exhibit 10.4


                             STOCKHOLDER AGREEMENT

                                     Among

                                 [HOLDCO LLLP],


                        M&J K DREAM LIMITED PARTNERSHIP,


                             THE JK ANNUITY TRUST,


                             THE MK ANNUITY TRUST,


                       KATZENBERG 1994 IRREVOCABLE TRUST,


                                  DG-DW, L.P.,

                               JEFFREY KATZENBERG

                                      and

                                  DAVID GEFFEN

                           Dated As Of [     ], 2004
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                               TABLE OF CONTENTS

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                                                                            Page
                                   ARTICLE I

                                  Definitions

Section 1.01. Certain Defined Terms.......................................    1
Section 1.02. Other Definitional Provisions...............................    5

                               ARTICLE II

                Transfer and Conversion of Class B Stock

Section 2.01. Restrictions on Transfer and Conversion of Class B Stock....    5
Section 2.02. De Minimis Transfers........................................    6
Section 2.03. Right of First Offer........................................    6
Section 2.04. Special Call Right..........................................    7
Section 2.05. Permitted Transferees.......................................    8
Section 2.06. Notice of Transfer..........................................    8
Section 2.07. Compliance with Transfer Provisions.........................    8
Section 2.08. Legend......................................................    9

                                  ARTICLE III

                                      Term

Section 3.01. Term........................................................    9

                                   ARTICLE IV

                               General Provisions

Section 4.01. Notices.....................................................    9
Section 4.02. Counterparts................................................    9
Section 4.03. Entire Agreement; No Third Party Beneficiaries..............   10
Section 4.04. Governing Law...............................................   10
Section 4.05. Severability................................................   10
Section 4.06. Assignment; Amendments......................................   10
Section 4.07. Enforcement.................................................   10
Section 4.08. Titles and Subtitles........................................   11
Section 4.09. Submission to Jurisdiction; Waivers.........................   11
Section 4.10. Certain Actions.............................................   11

                        STOCKHOLDER AGREEMENT, dated as of [ ], 2004, among
                  [HOLDCO] LLLP, a Delaware limited liability limited partnership ("Holdco"), M&J K DREAM LIMITED PARTNERSHIP, a Delaware limited partnership ("M&J K"), THE JK ANNUITY TRUST, a [ ] grantor retained annuity trust ("JK GRAT"), THE MK ANNUITY TRUST, a [ ] grantor retained annuity trust ("MK GRAT" and, together with JK GRAT, the "M&J K GRATs"), KATZENBERG 1994 IRREVOCABLE TRUST, a [ ] irrevocable trust (the "1994 Irrevocable Trust"), DG-DW, L.P., a Delaware limited partnership ("DG-DW"), JEFFREY KATZENBERG and DAVID GEFFEN.

            WHEREAS, DreamWorks L.L.C., a Delaware limited liability company ("DW"), and DreamWorks Animation SKG, Inc., a Delaware corporation (the "Company"), together with other parties, have entered into a Separation Agreement dated as of [ ], 2004 (the "Separation Agreement"), providing for the separation of the animation business (the "Separation") from DW;

            WHEREAS, immediately after the Separation, the Company intends to sell shares of its Class A Common Stock, par value $0.01 per share ("Class A Stock"), in a public offering (the "Offering");

            WHEREAS, immediately following consummation of the Offering, Holdco, M&J K and DG-DW will own in the aggregate all of the Company's issued and outstanding Class B Common Stock, par value $0.01 per share ("Class B Stock" and, together with the Class A Stock and the Company's Class C Common Stock, par value $0.01 per share, the "Common Stock");

            WHEREAS, each of the Stockholders (as defined below) will own Class B Stock either prior to or following the Final Allocation (as defined below); and

            WHEREAS, each of the parties desires to enter into this Agreement (as defined below) in order to establish certain rights and obligations of the parties hereto and their transferees as holders of Common Stock;

            NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I.

                                  Definitions

            Section 1.01. Certain Defined Terms. As used in this Agreement:

            "Acquisition Agreement" means an agreement to which the Company is a party providing for a merger, consolidation, share exchange, tender offer or similar transaction involving the Company or any of its subsidiaries (i) which is recommended by the Board at the time it is entered into, (ii) which is available to all holders of Common Stock and (iii) in which

Equivalent Consideration (as defined in the Charter as in effect at consummation of the Offering) is offered in respect of each share of Common Stock.

            "Agreement" means this Stockholder Agreement, as it may be amended, supplemented, restated or modified from time to time.

            "Beneficial Owner" or "Beneficially Own" has the meaning assigned to such term in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of Common Stock shall be calculated in accordance with the provisions of such Rule.

            "Board" means the Board of Directors of the Company.

            "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

            "By-laws" means the By-laws of the Company, as amended or restated from time to time.

            "Charter" means the Restated Certificate of Incorporation of the Company, as amended or restated from time to time.

            "Class B Holder" means any Person who shall hold of record shares of Class B Stock.


            "Control" (including the terms "Controlled By" and "Under Common Control With") has the meaning assigned to such term in the Charter as in effect at consummation of the Offering.


            "Current Market Value" means, with respect to any security, the average of the daily closing prices on the principal exchange or market on which such security may be listed or may trade for such security for the 20 consecutive trading days commencing on the 22nd trading day prior to the date with respect to which the Current Market Value is being determined. The closing price for each day shall be the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by such principal exchange or market.

            "De Minimis Transfer" means a Transfer of less than 5,000 shares of Class A Stock (as such number may be adjusted from time to time to take into account any stock split, reverse stock split or stock dividend).

            "Director" means any member of the Board.


            "DW" has the meaning assigned to such term in the recitals hereto.


            "DW LLC Agreement" means the Seventh Amended and Restated Limited Liability Company Agreement of DW, dated as of [ ], 2004, as it may be amended, supplemented, restated or modified from time to time.


            "Estate Planning Vehicle" has the meaning assigned to such term in the Charter as in effect at the consummation of the Offering.


            "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

            "Family Group" means, (a) with respect to M&J K and the Katzenberg Stockholders, Jeffrey Katzenberg, any Estate Planning Vehicle that is Controlled by either Jeffrey Katzenberg or David Geffen and any other Person that is Controlled by Jeffrey Katzenberg, in each case, so long as such Person continues to be so Controlled and (b) with respect to DG-DW and the Geffen Stockholders, David Geffen and any other Person that is Controlled by David Geffen, in each case, so long as such Person continues to be so Controlled.

            "Final Allocation" has the meaning assigned to such term in the Holdco LLLP Agreement.

            "Formation Agreement" means the Formation Agreement, dated as of [ ], 2004, among the Company, DW, Holdco, [GE], Steven Spielberg, Jeffrey Katzenberg, David Geffen, Paul Allen and the Holdco partners party thereto, as it may be amended, supplemented, restated or modified from time to time.

            "Geffen Stockholders" means DG-DW and any other Family Group member of DG-DW that becomes a Class B Holder, in each case, for so long as it is both a Class B Holder and a Family Group member.

            "Group" has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

            "Holdco LLLP Agreement" means the limited liability limited partnership agreement of Holdco, dated as of [ ], 2004, as it may be amended, supplemented, restated or modified from time to time.

            "Involuntary Conversion" means a conversion pursuant to Section 2(f)(vii) of Article IV of the Charter which results from [the death of a Principal or a judgment of a governmental entity or other involuntary action].

            "Katzenberg Employment Agreement" means the Employment Agreement, dated as of [ ], 2004, between Jeffrey Katzenberg and the Company, as it may be amended, supplemented, restated or modified from time to time.

            "Katzenberg Stockholders" means M&J K and any other Family Group member of M&J K that becomes a Class B Holder, in each case, for so long as it is both a Class B Holder and a Family Group member.

            "Permitted Pledge" means a bona fide pledge of Common Stock to a financial institution to secure bona fide recourse borrowings so long as (i) the pledgor notifies the Company and each Class B Holder of its intention to enter into such pledge at least 5 days prior thereto, (ii) the pledgor retains the sole right to vote and act by written consent with respect to the pledged Common Stock and (iii) in the case of a pledge of Class B Stock, the pledgee agrees in writing with the pledgor in an agreement that expressly provides that (w) each Principal Holder is a third party beneficiary thereof, entitled to enforce such agreement directly against the pledgee, (x) such agreement cannot be amended or modified without the prior written consent of each Principal Holder, (y) any Transfer of the pledged Common Stock (by foreclosure, by operation of law or otherwise) shall first be subject to the right of first offer provisions of

Section 2.03 and (z) if any such right of first offer is exercised, the pledgee shall release its lien on the pledged Common Stock upon payment of the purchase price therefor directly to the pledgee (it being agreed that each Class B Holder who pledges any Class B Stock hereby authorizes payment in such manner), regardless of whether the purchase price is sufficient to discharge the debt secured by the pledge.


            "Permitted Transfer" means (i) the entry into an agreement to vote, consent, grant a proxy or power of attorney or the execution of a written consent, proxy or power of attorney, in each case, in favor of any Person that has entered into an Acquisition Agreement providing for shares of Common Stock to be voted in favor of or consenting to the transactions contemplated in the Acquisition Agreement and against actions that would frustrate or prevent such transactions, (ii) the entry into a contract, option or other arrangement or understanding with any Person that has entered into an Acquisition Agreement providing for an option to purchase shares of Common Stock or a profit-sharing relating to the sale of shares of Common Stock, provided, however, that the consummation of any such option or profit-sharing shall not constitute a Permitted Transfer, (iii) delivery of a revocable proxy or a written consent to
(A) the Chief Executive Officer or other officer specified by the Company in connection with a proxy or consent solicitation by the Company or (B) a Principal Holder in connection with a proxy or consent solicitation by a Principal Holder or in which a Principal Holder is a participant, (iv) the pledge of the Pledged Common Stock pursuant to the Pledge Documents and any Pledged Share Event and (v) a Permitted Pledge.



            "Person" has the meaning assigned to such term in the Charter (as modified in Section 2(f) of Article IV thereof) as in effect at consummation of the offering.



            "Pledge Documents" means [      ].



            "Pledged Common Stock" means, at any time, the shares of Common Stock then pledged as collateral for the Revolving Credit Facility.


            "Pledged Share Event" means, with respect to any Stockholder, a conversion and Transfer of shares of Pledged Common Stock pursuant to a foreclosure under the applicable pledge agreement between such Stockholder and the lenders under DW's revolving credit facility (or any refinancing thereof).

            "Principal" means either of Jeffrey Katzenberg or David Geffen.

            "Principal Holder" means any Person other than DW and Holdco, for so long as (x) such Person shall hold of record shares of Class B Stock and is not required to convert all of such shares into Class A Stock under the Vulcan Stockholder Agreement and (y) such Person is either a Principal or one or more Principals shall Control such Person.

            "Private Placement" means one or a series of related privately negotiated Transfers to any Person or Transfers to any Person that is exempt from registration under the Securities Act pursuant to Rule 144A or Regulation S under the Securities Act or any similar provisions under U.S. or foreign law.


            "Revolving Credit Facility" means the revolving credit facility,
dated as of [      ], 2004, among DW and the lenders party thereto (or any
refinancing thereof that does not extend the term thereof).


            "Securities Act" means the U.S. Securities Act of 1933, as amended.

            "Separation Date" has the meaning assigned to such term in the Separation Agreement.

            "Stockholder" means Holdco, the Katzenberg Stockholders and the Geffen Stockholders.

            "Transfer" means, directly or indirectly, (i) to sell, transfer, assign or similarly dispose of, whether voluntarily, involuntarily or by operation of law, (ii) to enter into an agreement (other than this Agreement, the Vulcan Stockholder Agreement, the Formation Agreement, the DW LLC Agreement and the Holdco LLLP Agreement) to vote, consent, grant a proxy or power of attorney or deposit shares into a voting trust, or the execution of a written consent, the grant of a proxy or power of attorney or the deposit of shares into a voting trust or (iii) to enter into a contract, option or other arrangement or understanding that upon consummation or foreclosure would effect a sale, transfer, assignment or similar disposition, other than, in each case, a Permitted Transfer.


            "Unrestricted Transfer" means (i) a De Minimis Transfer, (ii) a Transfer to Holdco permitted or required under the Formation Agreement or a Transfer by Holdco permitted or required under the Holdco LLLP Agreement (including Transfers in accordance with the Final Allocation), (iii) a Pledged Share Event, (iv) a Transfer by DG-DW of Class A Stock to a charitable foundation, a charity or a not-for-profit organization, (v) a Transfer to any other Class B Holder that is a Principal Holder, (vi) a Transfer to any Principal, (vii) a Transfer to a Family Group member, so long as the transferee is or becomes a party to this Agreement and the Vulcan Stockholder Agreement and, after giving effect to the Transfer, would be a Principal Holder, (viii) a Transfer pursuant to an Acquisition Agreement or (ix) a Transfer pursuant to a Permitted Tender Offer (as defined in the Charter as in effect at consummation of the offering).


            "Vulcan Stockholder Agreement" means the Stockholder Agreement, dated as of [ ], 2004, among the Company, Holdco, M&J K, the M&J K GRATs, the 1994 Irrevocable Trust, DG-DW, [Vulcan], Jeffrey Katzenberg, David Geffen and Paul Allen as it may be amended, supplemented, restated or modified from time to time.

            Section 1.02. Other Definitional Provisions. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

            (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                                   ARTICLE II

                    Transfer and Conversion of Class B Stock

            Section 2.01. Restrictions on Transfer and Conversion of Class B Stock. (a) Without the prior written consent of each Principal Holder, each Stockholder agrees not to:

            (i) Transfer, other than pursuant to Section 2.03 (or Section 2.04, if applicable), any shares of Class B Stock (or shares of Class A Stock into which such shares of Class

      B Stock have been converted) held of record by such Stockholder, except, subject to Section 2.01(b) and Section 2.01(c), an Unrestricted Transfer; or

            (ii) convert any shares of Class B Stock held of record by such Stockholder into shares of Class A Stock, except (x) subject to Section 2.01(b) and Section 2.01(c), pursuant to an Unrestricted Transfer and (y) in the case of an Involuntary Conversion, subject to compliance with
      Section 2.04.


            (b) Notwithstanding Section 2.01(a) or Section 2.02, for so long as Jeffrey Katzenberg is the Chief Executive Officer of the Company, without the prior written consent of the Katzenberg Stockholders, the Geffen Stockholders agree not to convert any shares of Class B Stock or Transfer any shares of Common Stock held of record by them (other than in connection with an Unrestricted Transfer pursuant to clause (viii) or (ix) of the definition of "Unrestricted Transfer") if such conversion or Transfer would result in the Voting Power (as defined in the Charter as in effect at consummation of the Offering) of the Common Stock held of record by the Geffen Stockholders, including shares held of record by Holdco on behalf of the Geffen Stockholders (after giving effect to such conversion or Transfer), together with the Voting Power of the Common Stock then held of record by the Katzenberg Stockholders immediately after the Final Allocation, including shares held of record by Holdco on behalf of the Katzenberg Stockholders (disregarding any Transfers by the Katzenberg Stockholders prior to such time) plus any additions thereto, falling below 51% of the Voting Power of all classes of the Company's Voting Stock (as defined in the Charter as in effect at consummation of the Offering).


            (c) Notwithstanding Section 2.01(b) above, each Stockholder agrees that upon any permitted conversion or Transfer of Common Stock held of record by the Katzenberg Stockholders (other than to another Katzenberg Stockholder), the Geffen Stockholders may, at any time thereafter, convert and/or Transfer Common Stock representing up to the same percentage of the Total Voting Power as had been converted or Transferred by the Katzenberg Stockholders prior to such time.

            Section 2.02. De Minimis Transfers. Following the date that is one year after consummation of the Offering or, if later, following the Final Allocation, subject to Section 2.01(b) and Section 2.01(c) and applicable securities laws and any applicable lock-up agreements entered into in connection with any underwritten offering of Class A Stock, each Stockholder shall be entitled to make one or more De Minimis Transfers; provided, however, that with respect to any Stockholder, the aggregate number of shares of Class A Stock Transferred pursuant to De Minimis Transfers by such Stockholder during any three month period shall not exceed [ ].

            Section 2.03. Right of First Offer. (a) Except as otherwise provided in Section 2.01, any Transfer or conversion (other than an Involuntary Conversion) of shares of Class B Stock will be subject to the right of first offer provisions of this Section 2.03.

            (b) Prior to effecting any Transfer or conversion (other than an Involuntary Conversion) of shares of Class B Stock, the transferring Stockholder shall deliver a written notice (the "Offer Notice") to each Principal Holder, which Offer Notice shall specify (i) the number of shares of Common Stock intended to be Transferred or converted and (ii) if applicable, the Specified Price (as defined below). The Offer Notice shall constitute an irrevocable offer to such non-transferring Principal Holders, for the period of time described below, to sell to such non-transferring Principal Holders all (but not less than all) of such Common Stock (allocated among such non-transferring Principal Holders as they may agree, or if they shall not otherwise agree, allocated pro rata among such non-transferring Principal Holders based on the number of shares held of record) at (i) the price set by the transferring Stockholder in the Offer Notice (the "Specified Price"), in the case of a proposed private placement, (ii) the Current Market Value as of the Specified Date (as defined in the Vulcan Stockholder Agreement), in the case of a mandatory conversion pursuant to Section 3.02(a) of the Vulcan Stockholder Agreement or (iii) the Current Market Value as of the date of the Offer Notice, in all other cases.

            (c) If such non-transferring Principal Holders elect to purchase all of the offered Class B Stock at the price described in Section 2.03(b), they shall give joint irrevocable notice thereof to the transferring Stockholder within five Business Days of their receipt of the Offer Notice. If such non-transferring Principal Holders shall deliver such a notice, it shall constitute a binding obligation, subject to obtaining any governmental and other similar required approvals, to purchase the offered Class B Stock, which notice shall include the date set for the closing of such purchase, which date shall be no later than 30 days following the delivery of such election notice, subject to extension to the extent necessary to obtain any required antitrust or other required governmental approvals, which the transferring Stockholder and such non-transferring Principal Holders shall use their respective reasonable best efforts to obtain as promptly as practicable (the "Determination Date"). To the extent that the closing of any such purchase has not occurred by the Determination Date, the transferring Stockholder may terminate the relevant agreement to sell the Class B Stock to such non-transferring Principal Holders and sell the Class B Stock in the form of Class A Stock (with conversion effected immediately prior to Transfer) or convert the Class B Stock, as applicable.

            (d) If such non-transferring Principal Holders do not respond to the Offer Notice within the required response time period or elect not to purchase the offered Class B Stock, the transferring Stockholder shall be free to Transfer the offered Class B Stock in the form of Class A Stock (with conversion effected immediately prior to Transfer) or convert the Class B Stock, as applicable; provided, however, that in the case of a Transfer (x) such Transfer is closed within 60 days from the date of the Offer Notice, subject to extension to the extent necessary to obtain required governmental approvals and other required approvals, which the transferring Stockholder and such non-transferring Principal Holders shall use their respective reasonable best efforts to obtain as promptly as practicable and (y) the per share price at which the Class A Stock or Class B Stock, as applicable, is Transferred is equal to or higher than the Specified Price, in the case of a Private Placement.


            Section 2.04. Special Call Right. (a) Immediately following (i) any Involuntary Conversion of shares of Class B Stock into shares of Class A Stock or (ii) the Final Allocation, if there shall have occurred prior to the Final Allocation any event which (x) would have caused an Involuntary Conversion with respect to the shares of Class B Stock which the applicable Principal Holder would have been entitled to receive pursuant to the Holdco LLLP Agreement and
(y) resulted in the conversion of such shares into shares of Class A Stock, in each case, such shares of Class A Stock will be subject to the special call right provisions of this Section 2.04.

            (b) Following any event described in clause (i) or (ii) of Section 2.04(a), the remaining Principal Holders shall have the right to purchase, and if such right is exercised, the holder of such shares of Class A Stock (the "Converting Holder") shall be obligated to sell, all or a portion of such shares of Class A Stock for cash in an amount equal to the Current Market Value of such shares of Class A Stock as of the date of the Call Notice (as defined below). If any remaining Principal Holder(s) elect to purchase such Class A Stock at the price described in the immediately preceding sentence, such Principal Holder(s) shall give joint irrevocable notice thereof (the "Call Notice") to the Converting Holder within 5 days of the date of such Involuntary Conversion or the Final Allocation, as applicable (such period being the "Call Period"), which Call Notice shall specify the number of shares of Class A Stock intended to be purchased and shall give rise to an obligation of the Converting Holder to sell all or such portion of such Class A Stock to such Principal Holder(s) (allocated among such Principal Holders as they may agree, or if they shall not otherwise agree, allocated pro rata among such Principal Holders based on the number of shares held of record). In addition, the Call Notice shall include the date set for the closing of such purchase, which date shall be no later than 30 days following the delivery of such Call Notice, subject to extension to the extent necessary to obtain any required antitrust or other required governmental approvals, which the Converting Holder and such Principal Holders shall use their respective reasonable best efforts to obtain as promptly as practicable (the "Special Determination Date"). To the extent that the closing of any such purchase has not occurred by the Special Determination Date, the Converting Holder shall not be obligated to sell such Class A Stock to such Principal Holders.

            (c) During the Call Period, the Converting Holder shall not Transfer such Class A Stock other than pursuant to a Call Notice. If the remaining Principal Holders do not deliver the Call Notice during the Call Period, the Converting Holder shall not be obligated to offer or sell such shares of Class A Stock to the remaining Principal Holders.

            Section 2.05. Permitted Transferees. Any Family Group member that becomes a record holder of Common Stock shall be subject to the terms and conditions of this Agreement. Prior to the initial acquisition of record ownership of any Common Stock by any Family Group member, and as a condition thereto, the transferring holder agrees to cause such Family Group member to agree in writing with the Company to be bound by the terms and conditions of this Agreement. To the extent a Family Group member which holds of record Common Stock ceases to qualify as a Family Group member, such Person shall be shall be deemed to have Transferred the Common Stock held by it upon so ceasing to qualify and such Transfer shall be subject to the transfer restrictions of
Section 2.01, to the extent applicable to a Transfer of Common Stock.

            Section 2.06. Notice of Transfer. To the extent any Stockholder proposes to Transfer any Common Stock, such Stockholder shall, prior to consummation of such Transfer, deliver notice thereof to the other Stockholders stating the number (and class) of shares to be Transferred, the identity of the transferee and the manner of Transfer.

            Section 2.07. Compliance with Transfer Provisions. Any Transfer or attempted Transfer of Common Stock in violation of any provision of this Agreement shall be void as set forth in the Vulcan Stockholder Agreement.

            Section 2.08. Legend. (a) During the term of this Agreement, each certificate evidencing Common Stock held of record or Beneficially Owned by a Stockholder shall bear the following legend:

            "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND TRANSFERABLE ONLY UPON COMPLIANCE WITH THE PROVISIONS OF A STOCKHOLDER AGREEMENT, DATED AS OF [ ], 2004, AMONG [HOLDCO] LLLP, M&J K DREAM LIMITED PARTNERSHIP, THE JK ANNUITY TRUST, THE MK ANNUITY TRUST, KATZENBERG 1994 IRREVOCABLE TRUST, DG-DW, L.P., JEFFREY KATZENBERG AND DAVID GEFFEN. A COPY OF SUCH STOCKHOLDER AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF DREAMWORKS ANIMATION SKG, INC. AT GRANDVIEW BUILDING, 1000 FLOWER STREET, GLENDALE, CALIFORNIA 91201."

            (b) Upon a Person ceasing to have rights and obligations under this Agreement pursuant to the terms hereof or upon termination of this Agreement, such Person may surrender to the Company any certificates held of record by such Person and bearing the legend set forth in Section 2.08(a), and upon surrender of such certificates, the Company shall reissue such certificates without such legend as set forth in the Vulcan Stockholder Agreement.

                                  ARTICLE III

                                      Term

            Section 3.01. Term. This Agreement shall become effective on the Separation Date and shall continue in effect until the date that all outstanding shares of Class B Stock have been converted to Class A Stock in accordance with the terms of this Agreement; provided, however, that except as otherwise provided in Section 2.04, the rights and obligations of each Stockholder hereunder shall terminate upon the date on which such Stockholder ceases to hold of record any shares of Class B Stock in accordance with the terms of this Agreement.

                                   ARTICLE IV

                               General Provisions

            Section 4.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given and received (a) on the date of delivery if delivered personally, or by facsimile upon confirmation of transmission by the sender's fax machine if sent on a Business Day (or otherwise on the next Business Day) or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered to the address of the applicable Stockholder specified on the signature page hereto, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

            Section 4.02. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

            Section 4.03. Entire Agreement; No Third Party Beneficiaries. (a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Vulcan Stockholder Agreement, the Charter and the By-laws of the Company.

            (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

            Section 4.04. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to applicable principles of conflict of laws, except to the extent the substantive laws of the State of Delaware are mandatorily applicable under Delaware law.

            Section 4.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            Section 4.06. Assignment; Amendments. (a) Except as provided in
Section 2.05, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors (including any executor or administrator of a party's estate) and permitted assigns.

            (b) No amendment to this Agreement shall be effective unless it shall be in writing and signed by each Stockholder.

            Section 4.07. Enforcement. (a) Each Stockholder acknowledges that the other parties would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of any of the other parties in this Agreement were not performed in accordance with its terms, and it is therefore agreed that each Stockholder, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such actual or potential breach and enforcing specifically the terms and provisions hereof, and each Stockholder hereby waives (i) any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief and (ii) the need to post any bond that may be required in connection with the granting of such an injunction or other equitable relief.

            (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

            Section 4.08. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

            Section 4.09. Submission to Jurisdiction; Waivers. With respect to any suit, action or proceeding relating to this Agreement (collectively, a "Proceeding"), each party to this Agreement irrevocably (a) consents and submits to the exclusive jurisdiction of the courts of the States of New York and the Court of Chancery of the State of Delaware and any court of the United States located in the Borough of Manhattan in New York City; (b) waives any objection which such party may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to such Proceeding, that such court does not have jurisdiction over such party; (c) consents to the service of process at the applicable address set forth for notices on the signature page hereto; provided, however, that such manner of service of process shall not preclude the service of process in any other manner permitted under applicable law; and (d) waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Proceeding.

            Section 4.10. Certain Actions. Actions taken by the Principals and their Family Groups pursuant to and in accordance with this Agreement shall be taken solely in their capacity as stockholders of the Company and not in any capacity as a director, officer, employee, member, consultant, manager or partner, as applicable, of the Company, Holdco or DW.

            IN WITNESS WHEREOF, Holdco, M&J K, the M&J K GRATs, the 1994 Irrevocable Trust, DG-DW, Jeffrey Katzenberg and David Geffen have duly executed this Stockholder Agreement as of the date first written above.

                                       [HOLDCO LLLP],


                                       By ______________________________________
                                          Name:
                                          Title:


                                       Address:


                                       M&J K DREAM LIMITED PARTNERSHIP,


                                       By M&J K DREAM CORP.,
                                          General Partner

                                          By ___________________________________
                                             Name: Jeffrey Katzenberg
                                             Title: President


                                       Address:

                                       THE JK ANNUITY TRUST,


                                       By ______________________________________
                                          Name:
                                          Title: Trustee


                                       Address:

                                       THE MK ANNUITY TRUST,


                                       By ______________________________________
                                          Name:
                                          Title: Trustee


                                       Address:


                                       Katzenberg 1994 IRREVOCABLE TRUST,


                                       By ______________________________________
                                          Name:
                                          Title: Trustee


                                       Address:


                                       DG-DW, L.P.,


                                       By DG-DW, INC.,
                                          General Partner


                                          By ___________________________________
                                             Name: David Geffen
                                             Title: President


                                       Address:


                                       JEFFREY KATZENBERG

                                          ______________________________________


                                       Address:

                                       DAVID GEFFEN

                                          ______________________________________


                                       Address: